Exhibit (a)(5)(F)

CENTERPULSE
Implanting trust.

MEDIA RELEASE                                             Centerpulse Ltd
August 6, 2003                                            Andreasstrasse 15
1/1                                                       CH-8050 Zurich

                                                          Tel 41 (0) 1 306 96 96
                                                          Fax 41 (0) 1 306 96 97
                                                          www.centerpulse.com

THE OFFERS FOR CENTERPULSE REMAIN UNCHANGED

Zurich, August 6, 2003 - Centerpulse Ltd has taken note of the announcement made today by U.K-based Smith & Nephew that the company does not plan to increase its existing offer for Centerpulse. This announcement all but ensures that the timetable established by the Swiss Takeover Board will be maintained. The timetable foresees that the offer period for both Smith & Nephew and U.S.-based Zimmer Holdings, Inc. will expire on August 27.

As the period for additional bidders to enter the process ended on July 31, and subsequent to Smith & Nephew's announcement, there remain two offers for Centerpulse.

The Board of Directors' recommendation to shareholders will be made before expiration of the offer period.

SAFE HARBOR STATEMENTS UNDER THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This release may contain forward-looking statements including, but not limited to, projections of future performance and regulatory approvals, subject to risks and uncertainties. These statements are subject to change based on known risks detailed from time to time in the Company's Securities and Exchange Commission filings and other known and unknown risks and various other factors, which could cause the actual results or performance to differ materially from the statements made herein.


MEDIA INQUIRIES:
Centerpulse Corporate Communications
Beatrice Tschanz
Mobile  +41 (0)79 407 08 78
Phone   +41 (0)1 306 96 46
Fax     +41 (0)1 306 96 51
E-mail: press-relations@centerpulse.com

INVESTOR RELATIONS:
Suha Demokan
Phone   +41(0)1 306 98 25
Fax     +41(0)1 306 98 31
Mobile  +41(0)79 430 81 46
E-mail: investor-relations@centerpulse.com

Marc Ostermann
Phone   +41 (0)1 306 98 24
Mobile  +41 (0)79 787 92 84
E-mail: investor-relations@centerpulse.com


FOR BIDDING PROCESS:
Brunswick                                 Steve Lipin
Simon Holberton                           Office:  +1 212 333 38 10
Office: +44 20 7404 59 59                 Mobile:  +1 917 853 08 48
Mobile: +44 7974 98 2347

(Swiss Stock Market symbol: CEPN, New York Stock Exchange symbol: CEP)

CENTERPULSE NEWS RELEASES ARE AVAILABLE ON THE INTERNET AT: WWW.CENTERPULSE.COM.